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                                                                    Exhibit 21.1

              Subsidiaries of Network Access Solutions Corporation

Network Access Solutions LLC, a Virginia Limited Liability Company

NASOP, Inc., a Delaware Corporation

NASAC, Inc., a Delaware Corporation